CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-69327 on Form N-6 and Amendment No. 129 to Registration Statement No. 811-04613 on Form N-6 of our report dated March 27, 2026, relating to the statutory basis financial statements of Union Security Insurance Company, appearing on Form N-VPFS filed with the SEC by the Company on April 17, 2026. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 22, 2026